Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33583, 333-40866, 333-91714, 333-101137, 333-108474, 333-136557, 333-149339, 333-164088, 333-176502 and 333-192183) and on Form S-3 (No. 333-163168) of Nanometrics, Inc. of our report dated March 11, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, CA

March 7, 2014